EXHIBIT 23.1

                     KAUFMAN AND BROAD HOME CORPORATION AND
                           CONSOLIDATED SUBSIDIARIES

                        CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors and
Stockholders of
Kaufman and Broad Home Corporation

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 to be filed on or about October 29, 1996 and the related Prospectus of Kaufman and Broad Home Corporation for the registration of debt securities, preferred stock, common stock, and warrants to purchase the above securities and the incorporation by reference therein of our report dated January 4, 1996, except as to Note 13, as to which the date is January 22, 1996, with respect to the consolidated financial statements of Kaufman and Broad Home Corporation included in the Annual Report (Form 10-K) for the year ended November 30, 1995 and the Current Report on Form 8-K of Kaufman and Broad Home Corporation dated March 12, 1996, filed with the Securities and Exchange Commission.


Los Angeles, California
October 24, 1996